UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2022

EZRAIDER CO.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	333-180251 (Commission File Number)	45-4390042 (I.R.S. Employer Identification No.)

1303 Central Ave S, Unit D Kent, WA (Address of principal executive offices)	98032 (Zip Code)

Registrant’s telephone number, including area code: (833) 724-3378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2022 (the “Closing Date”), EZRaider Co., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with AJB Capital Investments, LLC, a Delaware limited liability company (the “Investor”), pursuant to which the Company sold and issued to the Investor a 12% secured promissory note in the principal amount of $880,000 (the “Note”), dated as of the Closing Date. The Company received net proceeds in the amount of $691,900, after paying (a) the Investor a 10% original issuance discount in the amount of $88,000, and a management due diligence fee in the amount of $7,500, (b) the Investor’s legal fees in the amount of $17,600, and (c) a commission to ThinkEquity LLC, a registered broker-dealer, in the amount of $75,000. The Company intends to use the net proceeds for working capital and general corporate purposes.

Pursuant to the Purchase Agreement, the Company agreed that, until the sooner of the 12-month anniversary of the Closing Date, or all amounts due under the Note have been fully paid or converted, it will not, without Investor’s written consent, change the nature of its business, sell or acquire any material assets, or enter into any variable rate debt transaction. In addition, the Company agreed that, for as long as the Note is outstanding, (a) the Investor will have the right of first refusal to participate in up to 100% of any subsequent offering of the Company’s securities, and (b) if the Company issues any securities upon terms more favorable than those provided to the Investor, the terms of the securities issued to the Investor will be adjusted accordingly.

The Note bears interest at a rate of 12% per annum and has a stated maturity date of December 10, 2022 (the “Maturity Date”). Interest accrues on a monthly basis and is payable on the first date of each month, with the final payment due on the Maturity Date. The Maturity Date may be extended by the Company for up to an additional 6 months, in which case the interest will be increased to 15% per annum. Any amount of principal or interest not paid when due will bear interest at the lesser of 18% per annum, or the maximum rate permitted by law. The Note may be prepaid in whole or in part by the Company without penalty. Commencing 180 days after the Closing Date, at any time following an Event of Default (as defined in the Note), amounts due under the Note will be convertible into shares of the Company’s common stock (the “Conversion Shares”) at a conversion price (the “Conversion Price”) equal the lowest trading price of the Company’s common stock during the 20 days prior to either (a) the date of issuance of the Note, or (b) the date of conversion of the Note, subject to a 4.99% conversion limitation. The Conversion Price is subject to adjustment upon the occurrence of any merger, consolidation, distribution, or other dilutive issuance by the Company. The Company agreed to reserve 12,000,000 shares of common stock for issuance upon conversion of amounts due under the Note. Upon the occurrence of an Event of Default (as defined in the Note), all amounts due under the Note will become immediately due and payable. The Note contains certain negative covenants, restricting the Company from certain distributions, stock repurchases, borrowings, sales of assets, advances and loans, and exchange offers without the written consent of the Investor.

As additional incentive for the Investor to purchase the Note, on the Closing Date, the Company issued the Investor an incentive fee of 302,500 shares of the Company’s common stock (the “Commitment Shares”), valued at $2.00 per share. The Company may redeem up to 165,000 of the Commitment Shares, for a price of $1.00, if the total outstanding amount due under the Note is fully repaid within 6 months from the Closing Date. At the Investor’s request, the Company will issue additional shares to the Investor following the 6-month anniversary of the Closing Date in order to maintain the agreed-upon aggregate value for the incentive fee of $605,000.

On the Closing Date, the Company also issued the Investor a 5-year warrant (the “Warrant”) to purchase up to 800,000 shares of the Company’s common stock (the “Warrant Shares”), at an exercise price of $3.00 per share (the “Exercise Price”). The Warrant is exercisable for cash, or on a cashless basis, subject to a 4.99% beneficial ownership limitation. The number of Warrant Shares and Exercise Price are subject to adjustment in the event of a distribution of assets, subdivision of combination of common stock, consummation of a merger or other fundamental transaction, or other dilutive issuance.

On the Closing Date, the Company and Investor entered into a Security Agreement (the “Security Agreement”), pursuant to which, as further inducement for the Investor to purchase the Note, the Company granted the Investor a security interest in all of the Company’s assets to secure the prompt payment and performance in full of all of Company’s obligations under the Note. The security interest will be discharged upon full repayment or conversion of all amounts due under the Note.

The Company and Investor also entered into Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to (a) file a registration statement on Form S-1 (the “Registration Statement”) to register for resale the Commitment Shares, the Conversion Shares, and the Warrant Shares (the “Registrable Securities”) within 90 days of the Closing Date, (b) have the Registration Statement declared effective by the SEC within 180 days of the Closing Date, and (c) keep such Registration Statement effective until the Investor has sold all the Registrable Securities.

The foregoing descriptions of the Purchase Agreement, the Note, the Warrant, the Security Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the forms of the Purchase Agreement, the Note, the Warrant, the Security Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2, 10.2, and 10.3, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure set forth under Item 1.01 above, with respect to the issuance of the Note, which disclosure is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 above, with respect to the issuance of the Note, the Conversion Shares, the Commitment Shares, the Warrant and the Warrants Shares, which disclosure is incorporated herein by reference.

The issuance of the Note, and upon conversion of the Note, the Conversion Shares, the Commitment Shares, the Warrant, and upon the exercise of the Warrant, the Warrant Shares, are and will be exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act of 1933, as amended (the “Act”), as transactions by an issuer not involving any public offering. At the time of their issuance, the Note, the Conversion Shares, the Commitment Shares, the Warrant and the Warrants Shares, were and will be deemed to be restricted securities for purposes of the Act and will bear restrictive legends to that effect.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	12% Secured Promissory Note, dated June 10, 2022, in principal Amount of $880,000, issued by the Company to AJB Capital Investments, LLC

4.2	Warrant, dated June 10, 2022, issued by the Company to AJG Capital Investments, LLC

10.1	Securities Purchase Agreement, dated June 10, 2022, by and between the Company and AJB Capital Investments, LLC

10.2	Security Agreement, dated June 10, 2022, by and between the Company and AJB Capital Investments, LLC

10.3	Registration Rights Agreement, dated June 10, 2022, by and between the Company and AJB Capital Investments, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZRAIDER CO.

Date: June 16, 2022	By:	/s/ Moshe Azarzar
Moshe Azarzar
Chief Executive Officer